SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

February 27, 2020
Date of Report (Date of earliest event reported)
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UNITY BANCORP, INC.
(Exact Name of Registrant as Specified in its Charter)

New Jersey
(State or Other Jurisdiction of Incorporation)

1-12431	22-3282551
(Commission File Number)	(IRS Employer Identification No.)

64 Old Highway 22
Clinton, NJ 08809
(Address of Principal Executive Office)

(908) 730-7630
(Registrant's Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock	UNTY	NASDAQ
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01    Other Events

On February 27, 2020, Unity Bank ("Unity"), the Registrant's wholly owned subsidiary, received a communication from the Federal Deposit Insurance Corporation (the "FDIC") seeking Unity's agreement to stipulate to the entry of a consent order (the “Order”). Under the terms of the proposed Order, Unity is required to, among other things, increase board supervision of Unity’s BSA/AML program, review and improve its written BSA/AML compliance program, review and improve its BSA risk assessment, review and improve its system of internal controls to assure and monitor compliance with the BSA, provide for independent testing of its BSA compliance, provide additional resources and training to staff to ensure BSA compliance, review its compliance with Office of Foreign Assets Control regulations, retain a firm acceptable to the FDIC and the New Jersey Department of Banking and Insurance ("NJDOBI") to undertake a review of all accounts and transaction activity to determine that appropriate reporting was undertaken, establish a board oversight committee consisting of independent directors and provide quarterly reporting to the FDIC and NJDOBI.  Unity anticipates entering into the Order in the next thirty (30) days.

Unity has begun to take steps towards the improvement of its BSA/AML program, including:

•	additional investment into processes and system upgrades to strengthen anti-money laundering controls;

•	continued emphasis on education, training and the importance of compliance for all associates; and

•	the hiring process and placement of a highly experienced BSA/AML professional to oversee these efforts has commenced.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNITY BANCORP, INC.
(Registrant)

Date: March 4, 2020
By: /s/ James A. Hughes
James A. Hughes
President and Chief Executive Officer